EXHIBITS 5 and 23.2

LAW OFFICES OF PRIMMER PIPER EGGLESTON & CRAMER PC

421 SUMMER ST., PO BOX 159

ST. JOHNSBURY, VERMONT 05819

TELEPHONE 802-748-5061

WWW.PRIMMER.COM

April 30, 2011

Board of Directors

Community Bancorp.

P.O. Box 259

Derby, VT 05829

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

You have asked us for our opinion with respect to the legality of the issuance of certain shares of the common stock, $2.50 par value per share, of Community Bancorp. (the "Company") referred to in a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about April 30, 2011. We have acted as counsel to the Company in connection with the authorization for issuance of up to an additional 300,000 shares of the Company's common stock (the “Shares”) pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”), described in a prospectus contained in the aforementioned registration statement.

We have reviewed terms of the Plan and such other documents and records, have made such inquiries of the management of the Company, and have considered such matters of law as we deemed necessary or appropriate for purposes of rendering this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that the Shares, when issued (or, in the case of Shares constituting treasury shares, reissued) in accordance with the terms of the Plan, will be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm in the aforementioned prospectus under the caption “Legal Opinion” and to the filing of this legal opinion as an exhibit to the aforementioned registration statement.

Very truly yours,

/s/ Primmer Piper Eggleston & Cramer PC

PRIMMER PIPER EGGLESTON & CRAMER PC